Exhibit 10.36
Coeur Mining, Inc.
Performance Share Agreement
(2018 Long-Term Incentive Plan)
You have been selected to be a Participant in the 2018 Long-Term Incentive Plan of Coeur Mining, Inc., as amended, (the “Plan”), as specified below:
Participant:
    Date of Grant:
    Number of Performance Shares:
    Performance Period:
THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of Restricted Stock Units subject to performance conditions (“Performance Shares”) by Coeur Mining, Inc., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the Performance Shares. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Agreement’s terms shall completely supersede unless expressly prohibited by the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
GRANT OF PERFORMANCE SHARES. The Company hereby grants to the Participant the opportunity to receive Performance Shares in the manner and subject to the terms and conditions of the Plan and this Agreement.
Except as may otherwise be provided in Sections 3 or 4, the Performance Shares granted hereunder are granted on the condition that the Participant remains an employee of the Company from the Date of Grant through the date set forth below in Section 2 (the “Vesting Date”) and satisfaction of the performance goals set forth in Schedule 1. This grant of the Performance Shares shall not confer any right to the Participant (or any other Participant) to be granted any Awards in the future under the Plan.
VESTING OF PERFORMANCE SHARES. Except as hereinafter provided, the Performance Shares earned hereunder shall become payable (as described in Section 7 below) pursuant to the vesting schedule set forth below (subject to the terms and conditions hereunder).

Vesting Date	Performance Shares Which Become Payable

    TERMINATION OF SERVICE.
a.By Death or Disability. In the event the Participant’s Termination of Service is due to death or Disability (as defined below) prior to the Vesting Date, all outstanding Performance Shares subject to this Award not yet vested shall become immediately fully vested based on target performance of the applicable performance goals and become immediately payable, subject to applicable federal and state securities laws. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect.
b.By Retirement. In the event the Participant’s Termination of Service is due to Retirement (as defined below) prior to the Vesting Date, all outstanding Performance Shares subject to this Award not yet vested shall remain outstanding and eligible to vest based on actual performance of the performance goals and be settled in accordance with Section 7(b), subject to the Participant’s continued compliance with the restrictive covenants set forth in Schedule 2. For purposes of this Agreement, “Retirement” shall mean: (i) Participant’s Termination of Service for any reason other than for Cause after the Participant has attained fifty-five (55) years of age and completed a total of ten (10) or more consecutive years of employment with the Company provided that the Participant provides the Company at least six months (or 12 months if the Participant is then-employed as the Chief Executive Officer) advanced written notice of his or her intent to retire prior to the termination date; or (ii) a retirement approved by the Board. For the avoidance of doubt, a Participant’s years of employment with the Company shall be measured as of the Participant’s termination date and not the date the Participant provides written notice pursuant to the foregoing.
c.For Other Reasons. If the Participant’s Termination of Service is for any reason other than the reasons set forth in Section 3(a) and 3(b) prior to the Vesting Date, all unvested Performance Shares subject to this Award at the date of Termination of Service shall immediately terminate and shall be forfeited to the Company. The transfer of employment of the Participant between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a Termination of Service for the purposes of this Agreement.
CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Performance Period and a subsequent Termination of Service by the Company without Cause within two years following the Change in Control, the Performance Shares shall vest as of the date of such termination based upon actual performance through the date of the Change in Control (as determined by the Board or the Committee) and become freely transferable by the Participant, subject to applicable federal and state securities laws on the effective date of the Participant’s Termination of Service without Cause.
RESTRICTIONS ON TRANSFER. This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
CLAWBACK POLICY. The Participant hereby acknowledges and agrees that the Participant and the award evidenced by this Agreement are subject to the Company’s clawback policy as amended from time to time. To the extent the Participant is subject to the policy, the terms and conditions of the policy are hereby incorporated by reference into this Agreement.
PROCEDURE FOR ADMINISTRATION OF AWARD.
a.Earning of Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, determined based on the extent to which the corresponding performance goals have been achieved, as set forth in further detail on Schedule 1 attached hereto. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the shares of Common Stock received pursuant to such Award for a specified period of time.
b.Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares in shares of Common Stock equal to the number of the earned Performance Shares or in the form of cash equal to the Fair Market Value of a number of shares of Common Stock equal to the number of the earned Performance Shares on the Vesting Date (or in a combination thereof). Such payment shall be made within 60 days following the Vesting Date. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.
c.Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the shares of Common Stock underlying the Performance Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and, in any event, shall only be payable with respect to earned Performance Shares. If earned, such dividend equivalents shall be paid at the same time the earned Performance Shares are settled in accordance with Section 7(b).
BENEFICIARY DESIGNATION. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Executive Vice President and Chief Human Resources Officer
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of the Company (or relevant successor position overseeing human resources and compensation) during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to this Agreement until such time as the shares of Common Stock have been issued and delivered to him or her.
CONTINUATION OF EMPLOYMENT. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. In order to satisfy the minimum statutory withholding tax requirement (or such other rate that will not cause an adverse accounting consequence or cost), the Company shall, in whole or in part, withhold shares of Common Stock having an aggregate Fair Market Value on the date the tax is to be determined equal to such minimum statutory withholding tax.
MISCELLANEOUS.
a.This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares of Common Stock acquired pursuant to the settlement of this Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Common Stock are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares of Common Stock. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
b.The Board or the Committee, as applicable, may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant, except that no such consent will be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminishment has been adequately compensated.
c.The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.
d.This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.All obligations of the Company under the Plan and this Agreement, with respect to this Award, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
f.To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.
Coeur Mining, Inc.
By:_____________________________ Emilie Schouten
Executive Vice President and Chief Human
Resources Officer
Participant
__________________________________________
Participant’s Signature

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Schedule 1

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Schedule 2

CONFIDENTIALITY.
a.During the term of the Participant’s employment by the Company and at all times thereafter, the Participant will keep in strict confidence and trust all Confidential Information, and the Participant will not, directly or indirectly, disclose, distribute, sell, transfer, use, lecture upon or publish any Confidential Information, except as may be necessary in the course of performing the Participant’s duties as an employee of the Company or as the Company authorizes or permits. Notwithstanding the foregoing, the Participant shall be entitled to continue to use Confidential Information of the Company transferred to a purchaser (“Purchaser”) of all or substantially all of the assets of a business (“Business”) of the Company (an “Acquisition”) solely to the extent that the Participant becomes an employee of such Purchaser or Purchaser’s designated affiliate upon consummation of the Acquisition and such Confidential Information is used in the Business prior to consummation of the Acquisition. The Participant acknowledges and agrees that, upon consummation of the Acquisition, the Confidential Information shall be deemed the Confidential Information of the Purchaser and subject to the Participant’s applicable employment, confidentiality and inventions assignment agreement with such Purchaser.
b.The Participant recognizes that the Company has received and in the future will receive information from third parties which is subject to an obligation on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Participant agrees, during the term of the Participant’s employment and thereafter, to hold all such confidential or proprietary information of third parties in the strictest confidence and not to disclose or use it, except as necessary in performing the Participant’s duties as an employee of the Company consistent with the Company’s agreement with such third party. The Participant agrees that such information will be subject to the terms of the provisions herein as Confidential Information.
c.18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing herein is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement prevents the Participant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful. Furthermore, and for the avoidance of doubt, nothing in this Agreement limits or restricts the Participant’s ability to communicate with the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information and reporting possible violations of law or regulation or other disclosures protected under the whistleblower provisions of applicable law or regulation, without notice to the Company.
d.“Confidential Information” shall mean information or material (i) that is proprietary or confidential to the Company or any of its Affiliates, whether or not designated or labeled as such, and (ii) that the Participant creates, discovers or develops, or of which the Participant obtains knowledge of or access to, in the course of the Participant’s employment with the Company or any of its Affiliates. Confidential Information may include, but is not limited to, designs, works of authorship, formulae, ideas, concepts, techniques, inventions, devices, improvements, know-how, methods, processes, drawings, specifications, models, data, diagrams, flow charts, research, procedures, computer programs, marketing techniques and materials, business, marketing, development and product plans, financial information, customer lists and contact information, personnel information, and other confidential business or technical information created on behalf of the Company or any of its Affiliates or obtained as a result of or in the course of employment with the Company or any of its Affiliates. To the extent that the Participant can demonstrate by competent proof that one of the following exceptions applies, the Participant shall have no obligation under this Agreement to maintain in confidence any: (I) INFORMATION THAT IS OR BECOMES GENERALLY PUBLICLY KNOWN OTHER THAN AS A RESULT OF THE
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PARTICIPANT’S DISCLOSURE IN VIOLATION OF THIS AGREEMENT, (II) INFORMATION THAT WAS KNOWN BY THE PARTICIPANT OR AVAILABLE TO THE PARTICIPANT WITHOUT RESTRICTION PRIOR TO DISCLOSURE TO THE PARTICIPANT BY THE COMPANY, (III) INFORMATION THAT BECOMES AVAILABLE TO THE PARTICIPANT ON A NON-CONFIDENTIAL BASIS FROM A THIRD PARTY THAT IS NOT SUBJECT TO CONFIDENTIALITY OBLIGATIONS IN FAVOR, OR THAT INURE TO THE BENEFIT, OF THE COMPANY or any of its Affiliates, AND (IV) INFORMATION THAT WAS DEVELOPED INDEPENDENTLY BY OR FOR THE PARTICIPANT WITHOUT REFERENCE TO THE CONFIDENTIAL INFORMATION, USE OF COMPANY RESOURCES OR BREACH OF THIS AGREEMENT.
OTHER COVENANTS.
a.Agreement Not to Compete. The Participant shall not for twelve (12) months following the Participant’s employment with the Company or its Affiliates (the “Restricted Period”), directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any Affiliate (collectively, the “Company Group”) within any state, province or region in any country in which the Company Group conducts business, or has plans (of which the Participant was aware) to conduct business, as of the termination date, or undertake any planning for any business competitive with the Company Group. Specifically, but without limiting the foregoing, the Participant shall not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company Group as conducted as of the termination date or that otherwise provides services that directly or indirectly competes with services provided to clients by the Company Group, and further agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company Group or otherwise provides services that directly or indirectly competes with services provided to clients by the Company Group. For the purposes of this Section 2(a), the business of the Company shall include active exploration and precious metals mining operations. The foregoing, however, shall not prevent the Participant’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.
b.Agreement Not to Solicit Business Contacts. The Participant shall not, during the Restricted Period, directly or indirectly (i) solicit or encourage any client, customer, bona fide prospective client or customer, supplier, licensee, licensor, landlord or other business relation of the Company Group (each a “Business Contact”) to terminate or diminish its relationship with them; or (ii) seek to persuade any such Business Contact to conduct with anyone else the business of the Company that such Business Contact conducts or could conduct with the Company Group.
c.Agreement Not to Solicit or Hire Employees. The Participant shall not, during the Restricted Period, directly or indirectly solicit for employment, employ or induce or attempt to induce any employees, consultants, contractors or representatives of the Company Group to stop working for, contracting with or representing the Company Group. Notwithstanding the foregoing, the Participant will not be in breach or violation hereof in the event the Participant uses any form of industry wide or public media to advertise, seek or solicit employment, consulting, contract or representative services without specifically targeting the employees, consultants, contractors or representatives of the Company Group.
If any provision contained in this Schedule 2 shall for any reason, whether by application of existing law or law which may develop after the date herein be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Participant agrees to join the Company in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the maximum extent compatible with then applicable law. If any provision contained in this Schedule 2 shall be invalid, illegal or otherwise unenforceable: (a) that provision shall be deemed amended to provide the Company the maximum protection permitted by applicable law; and (b) the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired. If the Participant is a resident of California, or if the post-termination non-competition and non-solicitation restrictions are otherwise prohibited by applicable law, such restrictions shall not apply (and shall be deemed deleted with the other sections renumbered accordingly).

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